Exhibit 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the inclusion in this Form 8-K Amendment No. 1 to Current Report of Newmont Mining Corporation filed on April 15, 2002, of our report dated April 30, 2001, related to Franco-Nevada Mining Corporation Limited’s financial statements for the year ended March 31, 2001.

Toronto, Canada
April 15, 2002